UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2010

NANOTECH ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-149184	20-1379559
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

9360 W. Flamingo Road
Las Vegas, NV 89147
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (702) 518-7410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e -4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 12, 2010, Robert DeKett resigned from all officer and director positions with the company and David R. Foley was appointed President/CEO/Director/Chairman of the Board; Jeff Foley, brother of David R. Foley, was appointed Director; Bruce Bean was appointed Director and Ted Campbell will continue as Secretary/CCO/Director.

There is no known disagreement between Robert DeKett & NanoTech Entertainment on any matter relating to the operations, policies or practices of NanoTech Entertainment.

Following is a brief description of the business experience of David R. Foley.

David R. Foley, age 45, was appointed President/CEO/Director/Chairman of the Board. In 1983, Mr. Foley founded Foley Hi-Tech Systems, a custom software and video game developer. In 1996, he founded HyperWare Technologies, a video game developer. In 1998, he became VP of engineering with Quantum 3D, a video game component and military simulation manufacturer. In 2000 Mr. Foley co-founded HyperWare Inc., a video game manufacturer and then in 2002 founded UltraCade Technologies which developed several award winning gaming products. In 2007 Mr. Foley became a co-founder of NanoTech Entertainment Inc. Mr. Foley attended Northeastern University, College of Computer Science.

Mr. Foley is currently under and employment agreement with NanoTech Entertainment, and has also previously licensed technology to NanoTech Entertainment.  Mr. Foley is also under contract with NanoTech Entertainment providing R&D facilities for the company’s current operations.  Mr. Foley has previously provided personal guarantees to secured debtors of NanoTech Entertainment.  The terms of all of the previous agreements with Mr. Foley remain unchanged.

Mr. Foley is currently involved in litigation stemming from the uncompleted sale of his business, UltraCade Technologies in 2005.   In December 2005, Mr. Foley entered into an agreement to sell the business to Global VR (GVR), at which point GVR took over the business operations of UltraCade Technologies.  In February 2006, after selling off IP rights belonging to UltraCade Technologies and Mr. Foley, GVR refused to honor the terms of the acquisition agreement.  In June, 2006, certain assets of UltraCade Technologies were sold to Global VR (GVR) through an assignment for the benefit of creditors.  After the acquisition of certain assets of UltraCade Technologies, disputes arose between Mr. Foley and GVR.  These disputes resulted in the filing of a lawsuit by GVR against Mr. Foley.  GVR asserted claims against Mr. Foley.  Mr. Foley denied the claims and filed a cross-complaint asserting claims against GVR.  Mr. Foley was named in an indictment by a federal grand jury on the allegations put forth in the GVR complaint.The indictment based solely upon evidence presented by the prosecuting attorney.  Mr. Foley was not allowed to defend himself, was not allowed to be present at the hearings, nor present his contradicting evidence and testimony.  Mr. Foley is confident, as are his attorneys, that when his evidence is presented the charges will be dismissed.  Mr. Foley and GVR have entered into a settlement agreement terminating the civil case and the parties agreed to mutual releases.

Bruce Bean, age 85, was appointed Director. Mr. Bean has worked with David R. Foley at several companies including UltraCade Technologies, Quantum3D, HyperWare& Foley Hi-Tech Systems.  Mr. Bean is a former Vice President of Wells Fargo bank and has over 50 years’ experience in the banking and insurance industries.

Jeff Foley, age 41, was appointed Director.  Mr. Foley is the founder and CEO of Clear Memories, Inc. headquartered in Fairfield, CA.  His company is the leading provider of custom designed ice sculptures and displays in Northern California.  Mr. Foley has built the company to an internationally recognized leader of innovative ice products and has over 15 years’ experience in running businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanotech Entertainment, Inc.

Date: November 12, 2010	/s/ David R. Foley
By: David R. Foley
Chief Executive Officer President Chairman